TRANS WORLD ENTERTAINMENT CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                                  ARTICLE 1
                                  PURPOSE

Trans World Entertainment Corporation has established the Trans World Entertainment Corporation Supplemental Executive Retirement Plan (the Plan ) with the intention of retaining executives whose skills and talents are important to the Company's operations by providing a monthly retirement income that supplements benefits under other retirement arrangements.

                                  ARTICLE 2
                                 DEFINITIONS

A. "Company" means Trans World Entertainment Corporation, a New York corporation, and its Subsidiaries.

B. "Subsidiary" means a corporation, or other form of business organization, the majority interest of which is owned, directly or indirectly, by the Company.

C. "Board of Directors" means the Board of Directors of the Company.

D. "Change in Control" means the occurrence of any one of the following events that occur after the date, if ever, that fewer than twenty percent of the outstanding shares of common stock of the Company in the aggregate are beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act" )) by Robert J. Higgins, members of his immediate family and one or more trusts established for the benefit of such individual or family members for a period of 60 consecutive calendar days: (i) the sale of the Company substantially as an entirety (whether sale by stock, sale of assets, merger, consolidation, liquidation, dissolution or similar occurrence) occurs, where the shareholders of the Company, immediately prior to a consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate at least one-half of the voting stock of the corporation issuing cash or securities in a consolidation or merger (or its ultimate parent corporation, if any); (ii) any tender offer or exchange offer subject to the regulations of the Securities and Exchange Commission is made by which any person or group, other than Robert J. Higgins, members of his immediate family and one or more trusts established for the benefit of such individual or family members, as person or group is defined within the meaning of Section 13(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of more than one-half of the outstanding shares of common stock of the Company; or (iii) fifty percent or more of the directors elected to the Board of Directors of the Company are persons who were not nominated by management or the Board of Directors of the Company in the most recent proxy statement of the Company, excluding from such computation the replacement of any director or directors who resign voluntarily and not as a result of any disagreement exp ressed in writing with the Company's operations, policies or practices. Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of clause (i) above solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of common stock outstanding, increases the proportionate number of shares of common stock beneficially owned by any person to 40% or more of the shares of common stock of the Company then outstanding; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of common stock of the Company (other than pursuant to a stock split, stock dividend or similar transaction), then a Change in Control shall be deemed to have occurred for purposes hereof.

E. "Committee" means the Compensation Committee of the Board of Directors or such other persons or group as the Board of Directors may appoint to serve as the Committee.

F. "Participant" means an executive  listed  on  Exhibit  A  hereto.

G. "Beneficiary" means a person who is designated by a Participant to receive a Benefit under the Plan in respect of the Participant following his or her death. A Beneficiary shall not be considered a Participant by virtue of this definition.

H. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

I. "Plan Year" means the calendar year.

J. "Normal Retirement Age" means age 65.

K. "Early Retirement Age" means age 60.

L." Benefit"  means a series of payments made or due under the Plan.

                                  ARTICLE 3
                             COVERAGE AND EFFECT

This document states the terms of the Plan as established by Resolution of the
Board of Directors and first effective on March  1,  1997.   Participation  is
limited to the executives listed on Exhibit A hereto.

                                  ARTICLE 4
                   MANAGEMENT AND ADMINISTRATION; AMENDMENT

The Plan may be amended from time to time or terminated at any time by written resolution of the Board of Directors; provided, however, that no such amendment or termination shall retroactively impair or otherwise adversely affect the rights of any person to Benefits under the Plan which have accrued and are vested prior to the date of the amendment or termination.

The Committee shall have the authority to control and manage the operation and administration of the Plan. The Committee shall have the full power and authority, in its sole discretion: (a) to promulgate and enforce such rules and regulations as it shall deem necessary or appropriate for the administration of the Plan; (b) to interpret the Plan consistent with the terms and intent thereof; and (d) to resolve any possible ambiguities, inconsistencies and omissions in the Plan.

The Committee may engage the services of accountants, attorneys, actuaries, consultants and such other professional personnel as they deem necessary or advisable to assist them in fulfilling their responsibilities under the Plan. The Committee and their delegates and assistants shall be entitled to act on the basis of all tables, valuations, certificates, opinions and reports furnished by such professional personnel.

                                  ARTICLE 5
                               CLAIMS PROCEDURE
If a Participant or Beneficiary believes he or she is entitled to Benefits and has not received them, the Participant or Beneficiary must submit a written claim to the Committee. If the Committee denies a claim for Benefits in whole or in part, the claimant may appeal the denial of the claim in writing within 60 days of receiving the Committee's decision.

                                  ARTICLE 6
                                   VESTING

A Participant's Benefits hereunder shall vest as follows, based on the Participant's full years of continuous service with the Company or age attained prior to termination of employment with the Company, whichever results in the highest percentage of vested Benefit:

                 Age              Years of Service      Vested Percentage

                                        5                       25%
                 50                    10                       50%
                 55                    15                       67.5%
                 60                    20                       82.5%
                 65                    25                      100%

In addition, a Participant's Benefits shall become vested in full upon the death of the Participant prior to his or her termination of employment with the Company or upon a Change in Control of the Company prior to his or her termination of employment with the Company. Any unvested portion of a Participant's Benefit shall be forfeited upon termination (other than by reason of his or her death) of the Participant's employment with the Company.

                                  ARTICLE 7
                                   BENEFITS

A. Normal Retirement Benefit
The Normal Retirement Benefit for each Participant shall be the annual benefit set forth on Exhibit A hereto for the Participant, to the extent vested in accordance with Article 6 above. Such annual Normal Retirement Benefit shall be payable in equal monthly installments for a period of 20 years, beginning on the later of (i) the first business day of the month following the Participant's attainment of Normal Retirement Age, or (ii) the first business day of the month following the Participant's termination of employment with the Comapny.

B. Early Retirement Benefit
a)  A  Participant  whose  employment   with  the  Company  terminates  before
attainment of Normal Retirement Age shall be eligible to receive an Early Retirement Benefit under the Plan, but only if the Committee, in its sole discretion, consents in writing to such Early Retirement Benefit. A Participant's Early Retirement Benefit shall be an amount payable in equal monthly installments for a period of 20 years beginning on the date set forth below, the present value of which (using a discount rate of 5%, compounded annually) is equal to the present value (using a discount rate of 5%, compounded annually) of the Participant's vested Normal Retirement Benefit, as set forth in paragraph A of this Article 7. Such Early Retirement Benefit shall be payable in equal monthly installments for a period of 20 years, beginning on the latest of (i) the first business day of the month following the Participant's attainment of Early Retirement Age, (ii) the first business day of the month following the Participant's termination of employment with the Company, or (iii) the date agreed in writing by the Participant and the Company.


C. Benefits for Disabled Participants
A Participant who (i) becomes totally and permanently disabled (as determined in accordance with the terms of the Company's Long Term Disability Plan), (ii) remains so disabled until Normal Retirement Age, and (iii) receives benefits under the Company's Long Term Disability Plan, shall be eligible to receive his or her Normal Retirement Benefit upon reaching Normal Retirement Age computed as though the Participant retired at Normal Retirement Age. Such Benefits shall commence on the later of (i) the first business day of the month following the Participant's attainment of Normal Retirement Age or (ii) the first business day of the month following discontinuance of payments to the Participant under the Company's Long Term Disability Plan.

                                  ARTICLE 8
                                DEATH BENEFITS

A. Pre-Retirement Death Benefits
In the event a Participant dies prior to termination of his or her employment with the Company, the Participant's Beneficiary shall be entitled to a Pre-Retirement Survivor Benefit payable in equal monthly installments for a period of 20 years beginning on the first business day of the month following the Participant's death, the present value of which (using a discount rate of 5%, compounded annually) is equal to the present value (using a discount rate of 5%, compounded annually) of the Participant's Normal Retirement Benefit, as set forth in paragraph A of Article 7 taking into account full vesting due to the death of the Participant prior to termination of employment.

B. Post-Termination Death Benefits
(a) In the event a Participant dies after termination of his or her employment with the Company but prior to the commencement of Benefit payments hereunder, the Participant's Beneficiary shall be entitled to a Post-Termination Survivor Benefit payable in equal monthly installments for a period of 20 years beginning on the first business day of the month following the Participant's death, the present value of which (using a discount rate of 5%, compounded annually) is equal to the present value (using a discount rate of 5%, compounded annually) of the Participant's vested Normal Retirement Benefit, as set forth in paragraph A of Article 7.

(b) In the event a Participant dies after termination of his or her employment with the Company and after commencement of Benefit payments hereunder, the Participant's Beneficiary shall be entitled to receive any remaining Benefits of the Participant in the same amounts and at the same times as would have been paid to the Participant if he or she had survived.

(c) In the event a Participant's Beneficiary dies after commencement of Benefit payments to such Beneficiary hereunder, the Beneficiary's estate shall be entitled to receive any remaining Benefits of the Participant in the same amounts and at the same times as would have been paid to the Participant if he or she had survived.

                                  ARTICLE 9
                                  FORFEITURE

A. Competitive Conduct
In consideration for the supplemental retirement benefits provided for herein, for a period of five years following a Participant's termination of employment with the Company and at all times when Benefits are being paid to the Participant hereunder, a Participant shall not render services for any organization, or engage directly or indirectly in any business, which organization or business is engaged in the sale or distribution of music, movies or related accessories in the continental United States. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over the counter, and such investment does not represent a greater than 10 percent equity interest in the organization or business. The restrictions set forth in this paragraph A shall not apply to a Participant whose employment with the Company terminates after a Chan ge in Control.

B. Nonsolicitation
In further consideration for the supplemental retirement benefits provided for herein, for a period of five years following a Participant's termination of employment with the Company and at all times when Benefits are being paid to the Participant hereunder, a Participant shall not, on behalf of himself or any other person or entity, employ or seek to employ any person who is then employed by the Company, and he will not induce or attempt to influence any employee of the Company to terminate his or her employment or association with the Company for the purposes of obtaining employment with another person or entity. The restrictions set forth in this paragraph B shall not apply to a Participant whose employment with the Company terminates after a Change in Control.

C. Disclosure of Confidential Information
A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any Confidential Information, either during or after employment with the Company. As used herein Confidential Information shall mean information relating to the business and operations of the Company that has not previously been publicly released by duly authorized representatives of the Company and shall include Company information encompassed in all research, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer and supplier information, trade secrets, proprietary processes, specifications, expertise, techniques, inventions and all proprietary methods, concepts, or ideas in or reasonably related to the business of the Company. Notwithstanding the foregoing, Confidential Information does not include information which is or becomes publicly released by duly authorized representatives of the Com pany (except as may be disclosed by the Participant in violation of this provision).

D. Forfeiture and Rescission
Upon retirement, and from time to time thereafter upon request by the Committee, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of Section A, B, C or D of this ARTICLE 9 prior to retirement or receipt of any Benefit payment hereunder shall cause the forfeiture of all Benefits even if the failure to comply is not discovered until Benefits have commenced. Failure to comply with the provisions of
Section A, B, C and D of this ARTICLE 9 after Benefits have commenced hereunder shall cause any such payments to be rescinded from the point in time when the conduct which led to the failure to comply occurred. The Committee shall notify the Participant in writing of any such rescission, and within 10 days after receiving a notice of rescission from the Company, the Participant shall pay to the Company in cash the amount of any payment that has been rescinded in accordance with this ARTICLE 9.

E. Termination for Cause
Notwithstanding any provision in this Plan to the contrary, if the Participant's employment with the Company is terminated for Cause, all of such Participant's and his or her Beneficiary's rights to Benefits hereunder shall be immediately forfeited. For purposes hereof, Cause shall mean (i) dishonesty materially injurious to the Company or any of its businesses, operations, assets or condition (an Adverse Effect ); (ii) gross misconduct or willful neglect to act which misconduct or neglect has an Adverse Effect;
(iii) material breach of the Participant's fiduciary obligations to the Company which has an Adverse Effect; or (v) the conviction of the Participant as a felon. Notwithstanding the foregoing, the Participant's employment shall not be terminated by the Company for Cause under clauses (i), (ii) or (iii) above unless the Participant shall have been informed as to the particulars of the basis for termination and provided an opportunity to be heard by the Board of Directors or its designee, with the assistance of counsel.

                                  ARTICLE 10
                           OVERPAYMENT OF BENEFITS

If any overpayment of Benefits is made under the Plan, the amount of the overpayment may be set off against further amounts payable to or on account of the person who received the overpayment until the overpayment has been recovered in full. The foregoing remedy is not intended to be exclusive.

                                  ARTICLE 11
                            ALIENATION OF BENEFITS

No Benefit payable under the Plan shall be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy or like encumbrance. No Benefit under the Plan shall in any manner be liable for or subject to the debts or liabilities of any person entitled to Benefits under the Plan.

                                  ARTICLE 12
							   WITHHOLDING TAXES

The Company shall be entitled to withhold such taxes and make such reports to governmental authorities as it reasonably believes to be required by law.

                                  ARTICLE 13
                   DISTRIBUTIONS TO MINORS AND INCOMPETENTS

If the Committee determines that any Participant or Beneficiary receiving or entitled to receive Benefits under the Plan is incompetent to care for his or her affairs, and in the absence of the appointment of a legal guardian of the property of the incompetent, payments due under the Plan (unless prior claim thereto has been made by a duly qualified guardian, committee or other legal representative) may be made to the spouse, parent, brother or sister or other person, including a hospital or other institution, deemed by the Committee to have incurred or to be liable for expenses on behalf of such incompetent.

In the absence of the appointment of a legal guardian of the property of a minor, any minor's share of Benefits under the Plan may be paid to such adult or adults as in the opinion of the Committee have assumed the custody and principal support of such minor.

The Committee, however, in its sole discretion, may require that a legal guardian for the property of any such incompetent or minor be appointed before authorizing the payment of Benefits in such situations. Benefit payments made under the Plan in accordance with determinations of the Committee pursuant to this ARTICLE 13 shall be a complete discharge of any obligation arising under the Plan with respect to such Benefit payments.

                                  ARTICLE 14
                            NO RIGHT TO EMPLOYMENT

Nothing herein contained shall be deemed to give any employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge any employee at any time without regard to the effect that such discharge may have upon the employee under the Plan.

                                  ARTICLE 15
                                UNFUNDED PLAN

The Plan shall be unfunded. The Company shall not be required to segregate any assets to provide Benefits, nor shall the Plan be construed as providing for such segregation nor shall the Company or the Committee be deemed to be a trustee of any assets of the Plan. Any liability of the Company to any Participant or Beneficiary with respect to Benefits shall be based solely upon any contractual obligations created by the Plan. No such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance or any property of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any obligation created by the Plan.

All payments provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Participant or his or her Beneficiary from any trust or special or separate fund established by the Company to assist it in making such payments. The Company may establish and maintain a trust, the assets of which shall be subject to the claims of creditors in the event of the Company's bankruptcy or insolvency, in order to provide a source of funds to assist it in the meeting of its liabilities hereunder.

                                  ARTICLE 16
                                 MISCELLANEOUS

A. Construction
Unless the contrary is plainly required by the context, wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the female gender, and vice versa, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form, and vice versa.

B. Severability
If any provision of the Plan is held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

C.  Titles and Headings Not to Control
The titles to ARTICLES and the headings of Sections in the Plan are placed herein for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

D.  Complete  Statement  of  Plan
This document is a complete statement of the Plan. The Plan may be amended, modified or terminated only in writing and then only as provided herein.

                                  ARTICLE 17
                         SITUS OF PLAN; GOVERNING LAW

The situs of the Plan shall be the State of New York. The Plan shall be governed by ERISA, and to the extent not preempted by ERISA, the law of the State of New York.

                                  ARTICLE 18
                                 ARBITRATION

In the  event  of  any  dispute  or  difference  between  the  Company  and  a
Participant with respect to the subject matter of this Plan and the enforcement of rights hereunder, the Participant or the Company may, by notice to the other party, require such dispute or difference to be submitted to binding arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after one party has notified the other party of the desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association ( AAA ) in New York, New York, upon the application of the party requesting arbitration. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitrator or arbitrators may be sought in any court of competent jurisdiction. The arbitrator or ar bitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence. Unless otherwise agreed by the parties, any such arbitration shall take place in New York, New York, and shall be conducted in accordance with the rules of the AAA.

                                  Exhibit A

Participants                          Annual  Benefit

Robert  J.  Higgins                       $525,000
Edward Marshall                           $135,000
James Litwak                              $165,000
John Sullivan                             $ 75,000
Bruce Eisenberg                           $ 50,000